Discount Coupons Corporation Announces Signing of Share Exchange Agreement with Vacation Travel Corp. and Appointment of New CEO and Board Chairman

Clearwater, Florida, August 6, 2015 -- (OTC PINKS: DCOU) Keith Holloway, Chief Executive Officer of Discount Coupons Corporation (“Discount Coupons” or the “Company”), announced today that on July 31, 2015 a Share Exchange Agreement (the “Agreement”) was signed with Vacation Travel Corp. (“Vacation Travel”), based in Clearwater, Florida, with a planned August 31, 2015 closing date. Post closing, Vacation Travel will become Discount Coupons’ wholly owned subsidiary.

Discount Coupons is a marketing firm that provides services to businesses on a cost per acquisition basis through the sale of discount vouchers to consumers and operates in a similar manner to businesses that define themselves as "daily deal" websites by leveraging the power of group buying to provide deals with savings to users. Discount Coupons currently operates the following business to consumer “daily deal” websites: www.gocharlestondeals.com and www.alldealslocal.com. Vacation Travel provides vacation travel reservations and bookings, products, and services to “daily deal” websites, and product directly to consumers via its “daily deal” website.

In connection with the Agreement, Steven P. Martin resigned as Discount Coupons’ Chief Executive Officer/Director; Keith Holloway was appointed as Discount Coupons’ Chief Executive Officer and Carl Dilley as its Chairman of the Board.  Keith has served as Discount Coupons’ Chief Operating Officer since March 6th, 2014.

Steven “Pat” Martin, Founder of Discount Coupons said: “With Keith’s experience at Discount Coupons and Carl’s experience as Founder of Vacation Travel, I couldn’t leave the future and shareholders of Discount Coupons in better hands. We have worked diligently in finding a great partner in the industry to establish Discount Coupons as a robust company that generates revenues on a long-term and increasing basis.”

Keith Holloway said: “We are truly excited about having Vacation Travel on board.  Their understanding of online commerce as well as the vacation industry is critical to our growth plan.”

Carl Dilley said: “Our partnership with Discount Coupons will allow Vacation Travel to continue to grow its online presence as well as expand its vacation offers.  We are thrilled to be part of Discount Coupons moving forward.”

About Discount Coupons Corporation

Discount Coupons, an Internet marketing and technology company, operates in two segments, daily deal site management and full-service digital marketing agency services. The daily deal segment operates daily deal websites that sell discounted vouchers to consumers. Daily deal websites benefit both businesses and consumers. Businesses are provided a Cost Per Acquisition (CPA) type marketing opportunity where they pay a set fee per voucher sold. Consumers purchase discounted vouchers, typically at 50% off retail pricing, which are then redeemed at either a website or a local business. The daily deal segment intends on growing through the acquisition of established daily deal websites. The daily deal segment operates DiscountCoupons.com and other similar properties. DiscountCoupons.com has been in operation since 1997. The agency segment provides businesses with a full range of digital and traditional marketing services including, branding, interactive, advertising, business development, public relations, market research, analytics, photography and creative strategies. Managed interactive marketing channels include social media, search engine optimization, website concepts and development, graphic design, email marketing, social media marketing and search engine marketing. Discount Coupons is headquartered in Clearwater, Florida.

For more information about Discount Coupons, visit the website at www.discountcouponscorp.com. If you wish to added to DCOU's mailing list, please email: Keith@discountcoupons.com.

About Vacation Travel Corp.

Vacation Travel provides vacation travel reservations and bookings, as well as products, and services to “daily deal” websites, and product directly to consumers via its “daily deal” website.  Founded in July 2000, Vacation Travel is a licensed travel agent and operates three divisions: Vacation Travel, dba Tropical Reservations, is a Florida licensed travel agency whose website is www.tropicalreservations.com; Ecom Ally Corp, www.ecom-ally.com, is a “business to business” (“B2B”) website that provides "daily deal" sites with product sourcing, warehousing and fulfillment services; Pricechoppa.com is a “business to consumer” (“B2C”) website and a “daily deal” website site, www.pricechoppa.com; and www.onebigplanet.com.

Forward Looking Statements

This release contains "forward-looking statements”. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors, and other risks. At the time of this release the Company lacks the financial capabilities to meet its financial obligations and its management expects to dilute the Company's shares to raise the necessary operating capital. Based upon industry standards the Company would be considered highly speculative and lacks any competitive advantage over its competition. Additional risks you should consider are that this list is limited and additional risks not mentioned may apply: failure to meet the Company's financial and contractual obligations, You should consider these factors in evaluating the forward-looking statements included herein, and not place undue reliance on such statements.  Furthermore, no information in this press release should be considered as any indication whatsoever of the Company’s future revenues, operating results or stock price.

Contact:
Keith Holloway, Chief Executive Officer
Discount Coupons Corporation
Keith@discountcoupons.com
1-727-480-9959